UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2021

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information under Section 2.03 below is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 17, 2021, Asbury Automotive Group, LLC (“ABG LLC”), a Delaware limited liability company and a wholly-owned subsidiary of Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), completed its previously announced acquisition of the equity interests of, and the real property related to (collectively, the “Transactions”), the businesses of the Larry H. Miller Dealerships and Total Care Auto, Powered by Landcar pursuant to (i) a Purchase Agreement, dated as of September 28, 2021 (the “Equity Purchase Agreement”), by and among ABG LLC and certain members of the Larry H. Miller Dealership family of entities; (ii) a Real Estate Purchase and Sale Agreement, dated as of September 28, 2021 (the “Real Estate Purchase Agreement”), by and between ABG LLC and Miller Family Real Estate, L.L.C. and (iii) a Purchase Agreement, dated as of September 28, 2021 (the “Insurance Purchase Agreement” and together with the Equity Purchase Agreement and the Real Estate Purchase Agreement, the “Transaction Agreements”), by and among ABG LLC and certain equity owners of the Total Care Auto, Powered by Landcar insurance business (the “TCA Insurance Business”) affiliated with the Larry H. Miller Dealership family of entities.

As a result of the Transactions, the Company acquired 54 new vehicle dealerships, seven used cars stores, 11 collision centers, a used vehicle wholesale business, the real property related thereto, and the entities comprising the TCA Insurance Business for a total purchase price of $3.2 billion. The real property was acquired in escrow, to be released, together with the related portion of the purchase price, subject to the satisfaction of certain title related conditions. The purchase price was financed through a combination of cash and debt.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 17, 2021, certain subsidiaries of Asbury Automotive Group, Inc. (the “Company”) borrowed $689.7 million under a real estate term loan credit agreement, dated as of December 17, 2021 (as amended, restated or supplemented from time to time, the “Real Estate Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries that own or lease the real estate financed thereunder, as borrowers or guarantors, Bank of America, N.A., as administrative agent and the various financial institutions party thereto, as lenders, which provides for term loans in an aggregate amount equal to $689.7 million (the “Real Estate Facility”). The Company used the proceeds from these borrowings to finance the purchase of the real property in connection with the Transactions.

Term loans under our Real Estate Facility bear interest, at our option, based on (1) Daily Simple SOFR plus 1.55-1.95% per annum (as determined by the consolidated total lease adjusted leverage ratio), or (2) the Base Rate (as described below) plus 0.55-0.95% per annum (as determined by the consolidated total lease adjusted leverage ratio). The Base Rate is the highest of (i) the Federal Funds rate plus 0.50%, (ii) the Bank of America prime rate, (iii) the Daily Simple SOFR plus 1.0% and (iv) 1.00%. We will be required to make 20 consecutive quarterly principal payments of 1.25% of the initial amount of each loan, with a balloon repayment of the outstanding principal amount of loans due on the maturity date. The Real Estate Facility matures five years from the initial funding date. Borrowings under the Real Estate Facility are guaranteed by us, and are collateralized by first priority liens, subject to certain permitted exceptions, on all of the real property financed thereunder.

The representations and covenants in the Real Estate Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the Real Estate Credit Agreement. In addition, certain other covenants could restrict our ability to incur additional debt, pay dividends or acquire or dispose of assets. The Real Estate Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. Upon the occurrence of an event of default, we could be required by the Real Estate Credit Agreement to immediately repay all amounts outstanding thereunder.

Item 7.01 Regulation FD Disclosure.

On December 17, 2021, the Company published a press release announcing the completion of the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company previously provided the financial statements required by Item 9.01(a) of Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 to its Current Report on Form 8-K filed with the SEC on November 1, 2021.

(b) Pro forma financial information.

The Company previously provided the pro forma financial information required by Item 9.01(b) of Form 8-K as Exhibit 99.7 to its Current Report on Form 8-K filed with the SEC on November 1, 2021.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated September 28, 2021 by and among Asbury Automotive Group, LLC, through one of its subsidiaries, and certain identified members of the Larry H. Mill Dealership family of entities (incorporated by reference to Exhibit 2.1 to the Company's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2021)*
2.2	Real Estate Purchase Agreement, dated September 28, 2021 by and between Asbury Automotive Group, LLC, through one of its subsidiaries, and Miller Family Real Estate L.L.C. (incorporated by reference to Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2021)*
2.3	Purchase Agreement, dated September 28, 2021 by and between Asbury Automotive Group, LLC, through one of its subsidiaries, and certain identified equity owners of the Total Care Auto, Powered by Landcar insurance business affiliated with the Larry H. Miller Dealership family of entities (incorporated by reference to Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q filed with the SEC on October 26, 2021)*
99.1	Press Release, dated December 17, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and the Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: December 17, 2021	By:	/s/ George A Villasana
	Name:	George A. Villasana
	Title:	Senior Vice President, Chief Legal Officer & Secretary